UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         June 14, 2007

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

No Change
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)     Sun Healthcare Group, Inc. amended its Bylaws effective June 14, 2007 to adopt majority voting provisions for the election of its Board of Directors in uncontested elections. Previously, the Bylaws provided for the election of directors by a plurality of the votes cast in the election (the plurality provision will continue to apply if a director’s election is contested). The amendment requires each director who will be a nominee for election to submit a resignation before the meeting of stockholders at which the election will take place. If the director does not receive a majority of the votes cast, then the Nominating and Governance Committee of the Board of Directors shall consider the facts and circumstances relating to the election and the resignation, and recommend to the Board of Directors whether such resignation should be accepted or rejected or whether other action should be taken. If the director receives at least a majority of the votes cast or if the Board of Directors does not accept the resignation, the resignation is not effective. The Board of Directors shall act on the resignation within ninety (90) days following certification of the election results, taking into account the committee’s recommendation, and publicly disclose its decision.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Item No.	Description

3.1	Amendment No. 1 to the Amended and Restated Bylaws, effective as of June 14, 2007

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Mike Berg
Name: Mike Berg
Title: Secretary

Dated:  June 18, 2007